ITT Corporation 4 West Red Oak Lane White Plains, NY 10604 tel 914 641 2000 fax 914 696 2977
Press Release

Contact:
Angela Buonocore
(914) 641-2157

ITT Reports Strong First Quarter 2007 EPS from Continuing
Operations of $0.74; Raises Guidance for the Year

•	Earnings from continuing operations, excluding special items, are $0.76 per share, up 29 percent
•	First quarter revenue up 15.6 percent to $2.1 billion on strong growth in all segments; organic revenue up 12.5 percent
•	Company raises FY 2007 earnings forecast, excluding special items, from $3.30-$3.38 to $3.44-$3.50 per share and raises FY 2007 revenue range from $8.29-$8.38 billion to $8.45-$8.55 billion

White Plains, New York, April 27, 2007 - ITT Corporation (NYSE:ITT) today reported first quarter 2007 earnings from continuing operations of $139.8 million or $0.76 per share, excluding special items. This represents an increase of 29 percent or $0.17 over the first quarter of 2006 on a comparable basis. First quarter revenue was $2.1 billion, up 15.6 percent over the same period last year, with organic revenue growth of 12.5 percent.

“We are off to a powerful start this year, with every segment of our business delivering outstanding top line performance that carried through to the bottom line,” said Steve Loranger, Chairman, President and Chief Executive Officer. “Building relationships with our customers by providing high-quality products and service solutions is central to our continuing progress - and it’s evident our teams have been successful in doing just that.”

Mr. Loranger added, “Diversification is a critical part of our performance, both from an end market perspective and from the variety of geographies in which we operate. And most importantly, our very capable workforce of extremely dedicated employees is committed to growing this business. Their focus on both organic growth and operational excellence has resulted in solid business performance, quarter in and quarter out. Based on these strong first quarter results, and our confidence in our outlook, we are raising our full-year revenue and earnings guidance.”

ITT now forecasts full-year 2007 revenue of approximately $8.5 billion, an increase of $170 million compared with the estimates given in December 2006. This new estimate represents year-over-year revenue growth of nine percent. In addition, the Company revised its full-year forecast for earnings from continuing operations, excluding special items, to be in the range of $3.44 to $3.50 per share, up 21 percent to 23 percent compared to full-year 2006.

Primary Business Results

Fluid Technology

•
First quarter 2007 Fluid Technology revenue was $786.0 million, up $100.3 million or 15 percent over the comparable 2006 quarter. First quarter organic revenue grew nine percent over the same period in 2006, through our strong penetration in the commercial, industrial and municipal markets with Fluid Technology’s full portfolio of water products and solutions.

•
Operating income for the first quarter was $87.1 million, including the impact of restructuring. Excluding restructuring, operating income was $90.6 million, a gain of 35 percent over the first quarter of 2006. Operating margins grew by 170 basis points, to 11.5 percent, primarily as a result of volume increases and a continuing focus on operational initiatives (such as global sourcing), efforts to “rightsize” our manufacturing facilities to meet customer needs, and finding cost efficiencies and eliminating waste.

•	Order activity was strong, with total organic orders up 11 percent compared to the first quarter of 2006. Both industrial and municipal markets posted double-digit growth.

Defense Electronics & Services

•
ITT’s Defense Electronics & Services segment reported first quarter 2007 revenues of $969.4 million, up 17 percent over the same period last year, led by increases in Night Vision, Electronic Systems and the Advanced Engineering and Sciences businesses.

•	Revenue growth was well balanced between products and services.
•
Higher volume, better yields and contract performance drove first quarter operating results. First quarter operating income was $110.4 million, including the impact of restructuring. Excluding this impact, operating income was $112.5 million, a gain of 15 percent compared to the first quarter of 2006.

Motion and Flow Control

•
First quarter revenues were $318.2 million, up 14 percent over the same quarter in 2006. Organic revenue growth was up nine percent, lifted by double-digit growth in the connectors and friction materials businesses.

•
Operating income for the 2007 first quarter was $51.0 million, including the impact of restructuring. Excluding restructuring, operating income was $51.8 million, an increase of 19 percent. Operating margin reflected a 70-basis point improvement to 16.3 percent versus first quarter 2006 results, due to volume growth and ongoing productivity and efficiency efforts.

•	The friction materials business also posted double-digit revenue growth, as a result of strong automotive platform wins.
•	The connectors business was fueled by end-market strength in the aerospace and industrial markets and posted double-digit organic growth.

About ITT Corporation

ITT Corporation (www.itt.com) supplies advanced technology products and services in several growth markets. ITT is a global leader in the transport, treatment and control of water, wastewater and other fluids. The company plays a vital role in international security through its defense communications and electronics products; space surveillance and intelligence systems; and advanced engineering and related services. It also serves the growing leisure marine and electrical connectors markets with a wide range of products. Headquartered in White Plains, N.Y., the company generated $7.8 billion in 2006 sales. In addition to the New York Stock Exchange, ITT Corporation stock is traded on the Euronext, London and Frankfurt exchanges.

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“Safe Harbor Statement” under the Private Securities Litigation Reform Act of 1995 (“the Act”):
Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated by the Company include general global economic conditions, decline in consumer spending, interest and foreign currency exchange rate fluctuations, availability of commodities, supplies and raw materials, competition, acquisitions or divestitures, changes in government defense budgets, employment and pension matters, contingencies related to actual or alleged environmental contamination, claims and concerns, intellectual property matters, personal injury claims, governmental investigations, tax obligations, and changes in generally accepted accounting principles. Other factors are more thoroughly set forth in Item 1. Business, Item 1A. Risk Factors, and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements in the ITT Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other of its filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ITT believes that investors’ understanding of the Company’s operating performance is enhanced by the use of certain non-GAAP financial measures, including adjusted GAAP net income and adjusted GAAP EPS, which Management considers useful in providing insight into operating performance, as it excludes the impact of special items that cannot be expected to recur on a quarterly basis. Management also believes that investors can better analyze the Company’s revenue and order growth by utilizing organic revenue and organic order growth measures that exclude the effect of foreign exchange translation and the effect of recent acquisitions. In addition, Management considers the use of free cash flow to be an important indication of the Company’s ability to make acquisitions, fund pension obligations, buy back outstanding shares and service debt. Free cash flow, adjusted net income, adjusted EPS, organic revenue and organic orders are not financial measures under GAAP, should not be considered as substitutes for cash from operating activities, EPS, net income or revenue as defined by GAAP, and may not be comparable to similarly titled measures reported by other companies. A reconciliation to the GAAP equivalents of these non-GAAP measures is set forth in the attached unaudited financial information.

###

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED INCOME STATEMENTS
(In millions, except per share)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006

Sales and revenues	$2,070.3	$1,791.5

Costs of sales and revenues	1,486.1	1,308.7
Selling, general and administrative expenses	320.0	263.1
Research and development expenses	40.3	38.6
Restructuring and asset impairment charges, net	6.4	11.9
Total costs and expenses	1,852.8	1,622.3

Operating income	217.5	169.2
Interest expense	23.8	19.9
Interest income	8.2	3.7
Miscellaneous expense, net	3.9	5.2
Income from continuing operations before income tax expense	198.0	147.8
Income tax expense	61.2	44.9
Income from continuing operations	136.8	102.9
Discontinued operations, net of tax	3.2	53.0
Net income	$140.0	$155.9

Earnings Per Share:
Income from continuing operations:
Basic	$0.75	$0.56
Diluted	$0.74	$0.55
Discontinued operations:
Basic	$0.02	$0.29
Diluted	$0.02	$0.28
Net income:
Basic	$0.77	$0.85
Diluted	$0.76	$0.83

Average Common Shares — Basic	181.2	184.6
Average Common Shares — Diluted	184.3	187.8

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	March 31,	December 31,
	2007	2006

Assets
Current Assets:
Cash and cash equivalents	$1,050.2	$937.1
Receivables, net	1,348.5	1,288.9
Inventories, net	761.9	726.5
Assets of discontinued businesses held for sale	184.9	183.2
Deferred income taxes	83.4	79.8
Other current assets	136.9	102.8
Total current assets	3,565.8	3,318.3

Plant, property and equipment, net	822.1	833.0
Deferred income taxes	163.1	136.1
Goodwill, net	2,338.4	2,336.8
Other intangible assets, net	206.2	213.2
Other assets	633.7	563.2
Total assets	$7,729.3	$7,400.6

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$953.1	$929.4
Accrued expenses	799.7	869.6
Accrued taxes	194.2	168.2
Notes payable and current maturities of long-term debt	914.6	597.0
Pension and postretirement benefits	68.9	68.9
Liabilities of discontinued businesses held for sale	98.8	96.7
Deferred income taxes	—	0.2
Total current liabilities	3,029.3	2,730.0

Pension and postretirement benefits	718.2	735.5
Long-term debt	486.6	500.4
Other liabilities	588.9	569.9
Total liabilities	4,823.0	4,535.8

Shareholders' equity	2,906.3	2,864.8
Total liabilities and shareholders' equity	$7,729.3	$7,400.6

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006
Operating Activities
Net income	$140.0	$155.9
Less: Income from discontinued operations	(3.2)	(53.0)
Income from continuing operations	136.8	102.9

Adjustments to income from continuing operations:
Depreciation and amortization	44.2	42.3
Stock-based compensation	7.5	4.3
Restructuring and asset impairment charges, net	6.4	11.9
Payments for restructuring	(11.2)	(15.2)
Change in receivables	(54.7)	(42.6)
Change in inventories	(34.4)	(43.8)
Change in accounts payable and accrued expenses	0.1	28.1
Change in accrued and deferred taxes	1.6	(28.8)
Change in other current and non-current assets	(89.1)	(113.1)
Change in other non-current liabilities	(13.7)	(6.8)
Other, net	5.8	9.8
Net cash — operating activities	(0.7)	(51.0)

Investing Activities
Additions to plant, property and equipment	(28.1)	(28.4)
Acquisitions, net of cash acquired	(4.4)	(23.7)
Proceeds from sale of assets and businesses	1.0	225.3
Other, net	(0.4)	(1.7)
Net cash — investing activities	(31.9)	171.5

Financing Activities
Short-term debt, net	305.6	67.3
Long-term debt repaid	(1.7)	(0.5)
Long-term debt issued	0.3	—
Repurchase of common stock	(186.5)	(68.8)
Proceeds from issuance of common stock	31.3	36.9
Dividends paid	(20.3)	(16.6)
Tax benefit from stock option exercises	7.3	7.4
Other, net	(0.3)	0.1
Net cash — financing activities	135.7	25.8

Exchange Rate Effects on Cash and Cash Equivalents	7.3	6.7
Net Cash — Discontinued Operations:
Operating Activities	5.0	23.6
Investing Activities	(2.3)	(3.4)
Financing Activities	—	(0.4)

Net change in cash and cash equivalents	113.1	172.8
Cash and cash equivalents — beginning of year	937.1	451.0
Cash and Cash Equivalents — end of period	$1,050.2	$623.8

ITT Corporation Non-GAAP Reconciliation
Reported vs. Organic Revenue / Orders Growth
First Quarter 2007 & 2006

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

	Sales & Revenues 3M 2007	Sales & Revenues 3M 2006	Change 2007 vs. 2006	% Change 2007 vs. 2006	Sales & Revenues 3M 2007	Acquisition Contribution 3M 2007	FX Contribution 3M 2007	Adj. Sales & Revenues 3M 2007	Sales & Revenues 3M 2006	Change Adj. 07 vs. 06	% Change Adj. 07 vs. 06

ITT Corporation - Consolidated	2,070.3	1,791.5	278.8	15.6%	2,070.3	(15.2)	(39.1)	2,016.0	1,791.5	224.5	12.5%

Defense Electronics & Services	969.4	831.1	138.3	16.6%	969.4	(0.8)	(0.1)	968.5	831.1	137.4	16.5%
ACD - Tactical Radios	181.4	184.1	(2.7)	-1.5%	181.4	(0.8)	0.0	180.6	184.1	(3.5)	-1.9%
Space Systems	141.6	134.6	7.0	5.2%	141.6	0.0	(0.1)	141.5	134.6	6.9	5.1%
Advanced Engineering & Sciences	105.0	78.7	26.3	33.4%	105.0	0.0	0.0	105.0	78.7	26.3	33.4%
Electronic Systems	106.0	79.6	26.4	33.2%	106.0	0.0	0.0	106.0	79.6	26.4	33.2%
Night Vision	121.1	77.1	44.0	57.1%	121.1	0.0	0.0	121.1	77.1	44.0	57.1%
Systems	317.1	278.0	39.1	14.1%	317.1	0.0	0.0	317.1	278.0	39.1	14.1%

Fluid Technology	786.0	685.7	100.3	14.6%	786.0	(13.8)	(24.4)	747.8	685.7	62.1	9.1%
Industrial & BioPharm	162.1	146.9	15.2	10.3%	162.1	0.0	(1.0)	161.1	146.9	14.2	9.7%
Wastewater	306.1	246.3	59.8	24.3%	306.1	0.0	(15.1)	291.0	246.3	44.7	18.1%
Advanced Water Treatment	61.1	52.2	8.9	17.0%	61.1	(13.3)	(2.6)	45.2	52.2	(7.0)	-13.4%
Residential and Commercial Water Group	266.2	246.8	19.4	7.9%	266.2	(0.5)	(6.2)	259.5	246.8	12.7	5.1%

Motion & Flow Control	318.2	278.2	40.0	14.4%	318.2	(0.6)	(14.6)	303.0	278.2	24.8	8.9%
Aerospace Controls	23.5	21.4	2.1	9.8%	23.5	(0.6)	0.0	22.9	21.4	1.5	7.0%
Marine & Leisure	62.6	58.1	4.5	7.7%	62.6	0.0	(2.5)	60.1	58.1	2.0	3.4%
Friction Materials	103.2	87.0	16.2	18.6%	103.2	0.0	(7.8)	95.4	87.0	8.4	9.7%
KONI	25.0	21.8	3.2	14.7%	25.0	0.0	(1.5)	23.5	21.8	1.7	7.8%
Connectors	104.0	89.9	14.1	15.7%	104.0	0.0	(2.8)	101.2	89.9	11.3	12.6%

	Orders 3M 2007	Orders 3M 2006	Change 2007 vs. 2006	% Change 2007 vs. 2006	Orders 3M 2007	Acquisition Contribution 3M 2007	FX Contribution 3M 2007	Adj. Orders 3M 2007	Orders 3M 2006	Change Adj. 07 vs. 06	% Change Adj. 07 vs. 06

Defense Electronics & Services	803.3	1,213.6	(410.3)	-34%	803.3	(0.8)	(0.1)	802.4	1,213.6	(411.2)	-33.9%

Fluid Technology	881.8	762.3	119.5	16%	881.8	(9.3)	(27.7)	844.8	762.3	82.5	10.8%

Motion & Flow Control	328.1	295.5	32.6	11%	328.1	(0.9)	(15.4)	311.8	295.5	16.3	5.5%

Note: Excludes intercompany eliminations.

ITT Corporation Non-GAAP Reconciliation
Segment Operating Income & OI Margin Adjusted for Restructuring
First Quarter of 2007 & 2006

($ Millions)

	Q1 2007 As Reported	Q1 2006 As Reported	% Change 07 vs. 06	Q1 2007 As Reported	Adjust for 2007 Restructuring	Q1 2007 As Adjusted	Q1 2006 As Reported	Adjust for 2006 Restructuring	Q1 2006 As Adjusted	% Change Adj. 07 vs. 06

Sales and Revenues:
Defense Electronics & Services	969.4	831.1		969.4		969.4	831.1		831.1
Fluid Technology	786.0	685.7		786.0		786.0	685.7		685.7
Motion & Flow Control	318.2	278.2		318.2		318.2	278.2		278.2
Intersegment eliminations	(3.3)	(3.5)		(3.3)		(3.3)	(3.5)		(3.5)
Total Sales and Revenues	2,070.3	1,791.5		2,070.3		2,070.3	1,791.5		1,791.5

Operating Margin:
Defense Electronics & Services	11.4%	11.5%		11.4%		11.6%	11.5%		11.8%	(20)	BP
Fluid Technology	11.1%	9.2%		11.1%		11.5%	9.2%		9.8%	170	BP
Motion & Flow Control	16.0%	13.5%		16.0%		16.3%	13.5%		15.6%	70	BP
Total Ongoing Segments	12.0%	11.0%		12.0%		12.3%	11.0%		11.6%	70	BP

Income:
Defense Electronics & Services	110.4	95.8	15.2%	110.4	2.1	112.5	95.8	2.0	97.8	15.0%
Fluid Technology	87.1	63.3	37.6%	87.1	3.5	90.6	63.3	4.0	67.3	34.6%
Motion & Flow Control	51.0	37.6	35.6%	51.0	0.8	51.8	37.6	5.8	43.4	19.4%
Total Segment Operating Income	248.5	196.7	26.3%	248.5	6.4	254.9	196.7	11.8	208.5	22.3%

ITT Corporation Non-GAAP Reconciliation
Reported vs. Adjusted Continuing Operations EPS
First Quarter of 2007 & 2006

($ Millions, except EPS and shares)

	Q1 2007 As Reported	Q1 2007 Adjustments		Q1 2007 As Adjusted	Q1 2006 As Reported	Q1 2006 Adjustments		Q1 2006 As Adjusted	Change 2007 vs. 2006 As Adjusted	Percent Change 2007 vs. 2006 As Adjusted

Segment Operating Income	248.5	6.4	#A	254.9	196.7	11.8	#D	208.5

Interest Income (Expense)	(15.6)	-		(15.6)	(16.2)	-		(16.2)
Other Income (Expense)	(3.9)	-		(3.9)	(5.2)	-		(5.2)
Corporate (Expense)	(31.0)	-		(31.0)	(27.5)	0.1	#D	(27.4)

Income from Continuing Operations before Tax	198.0	6.4		204.4	147.8	11.9		159.7

Income Tax Items	1.4	(1.4)	#B	-		0.5	#E	0.5
Income Tax Expense	(62.6)	(2.0)	#C	(64.6)	(44.9)	(3.6)	#F	(48.5)

Total Tax Expense	(61.2)	(3.4)		(64.6)	(44.9)	(3.1)		(48.0)

Income from Continuing Operations	136.8	3.0		139.8	102.9	8.8		111.7

Diluted EPS from Continuing Operations	0.74	0.02		0.76	0.55	0.04		0.59	$0.17	28.8%

#A - Remove Restructuring Expense of $6.4M.
#B - Remove Tax Benefit of ($1.4M).
#C - Remove Tax Benefit on Special Items of ($2.0M).
#D - Remove Restructuring Expense of $11.8M & $0.1M.
#E - Remove Tax Charges $0.5M.
#F - Remove Tax Benefit on Special Items of ($3.6M).

ITT Corporation Non-GAAP Reconciliation
Cash From Operating Activities vs. Free Cash Flow
First Quarter of 2007 & 2006

($ Millions)

	1st Qtr.07	1st Qtr.06

Cash from Operations	(0.7)	(51.0)

Capital Expenditures	(28.1)	(28.4)

Pension Pre-funding, net of tax	50.0	100.0

Free Cash Flow	21.2	20.6